As filed with the Securities and Exchange Commission on March 13, 2007
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE GEO GROUP, INC.
(Exact name of Registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	One Park Place, Suite 700 621 Northwest 53rd Street Boca Raton, Florida 33487-8242 (561) 893-0101	65-0043078 (I.R.S. Employer Identification Number)
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John J. Bulfin, Esq.
The Geo Group, Inc.
One Park Place, Suite 700
621 Northwest 53rd Street
Boca Raton, Florida 33487-8242
(561) 893-0101
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With a copy to:

Jose Gordo, Esq.
Akerman Senterfitt
One Southeast Third Avenue
Miami, Florida 33131
(305) 374-5600

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price per	Aggregate Offering	Amount of
Securities to be Registered	Registered(1)	Security(1)	Price(1)	Registration Fee(1)(2)(3)
Common Stock
Preferred Stock
Debt Securities
Warrants
Depositary Shares

(1)	An indeterminate aggregate offering price or number of securities of each identified class is being registered as may, from time to time, be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

(3)	Preferred share purchase rights automatically attach to any shares of GEO common stock that are registered hereunder. See “Description of Capital Stock — Rights Agreement and Series A Junior Participating Preferred Stock” below. These rights will be issued for no additional consideration because the value attributable to the rights, if any, is reflected in the value of the common stock. Accordingly, no additional registration fee is payable.

Prospectus

THE GEO GROUP, INC

Common Stock
Preferred Stock
Debt Securities
Warrants
Depositary Shares

We may offer and sell the following securities from time to time:

•	shares of common stock,

•	shares of preferred stock,

•	debt securities,

•	warrants, and

•	depositary shares,

in one or more offerings, in aggregate principal amounts (or net proceeds in the case of securities issued at an original issue discount), at prices and on terms to be determined at the time of offering.

This prospectus provides you with a general description of the securities we may offer. When we offer securities pursuant to this prospectus, we will deliver to you this prospectus as well as a prospectus supplement setting forth the specific terms of the securities being offered. The supplement may also add, update or change information contained in the prospectus. We urge you to read carefully this prospectus and the accompanying prospectus supplement before you make your investment decision.

Our common stock is listed on the New York Stock Exchange under the symbol “GEO.” Any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance.

We may sell the securities to or through underwriters and also may sell the securities directly to other purchasers or through agents or dealers.

Investing in our securities involves a high degree of risk. See “Risk Factors” section of our filings with the SEC and the applicable prospectus supplement.

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 13, 2007

ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
OUR COMPANY
THE SECURITIES WE MAY OFFER
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
DESCRIPTION OF CAPITAL STOCK
PLAN OF DISTRIBUTION
LEGAL MATTERS
PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
Item 15. Indemnification of Directors and Officers.
Item 16. Exhibits.
Item 17. Undertakings.
SIGNATURES
EXHIBIT INDEX
EX-5.1 Opinion of Akerman Senterfitt
EX-12.1 Statement of Computation of Ratio
EX-23.1 Consent of Ernst & Young LLP
EX-23.2 Consent of Ernst & Young LLP
Ex-23.3 Consent of Ernst & Young LLP

You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement is accurate as of the date on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed by us with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time any combination of securities described in this prospectus in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement, together with the additional information described under the heading, “Where You Can Find More Information.”

When used in this prospectus, the terms “GEO,” “we,” “our” and “us” refer to The GEO Group, Inc. and its consolidated subsidiaries, unless otherwise specified.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy such material at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the public reference room. You can also find our SEC filings at the SEC’s website at www.sec.gov. In addition, reports, proxy statements and other information concerning us can be inspected at the NYSE, 20 Broad Street, New York, New York 10005, where our common stock is listed.

We have filed with the SEC a registration statement under the Securities Act that registers the distribution of the securities offered hereby. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities being offered. This prospectus, which forms part of the registration statement, omits certain of the information contained in the registration statement in accordance with the rules and regulations of the SEC. Reference is hereby made to the registration statement and related exhibits for further information with respect to us and the securities offered hereby. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate into this prospectus by reference the following documents filed by us with the SEC, each of which should be considered an important part of this prospectus:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2006 filed with the Commission on March 2, 2007;

•	our current reports on Form 8-K, filed with the SEC on January 30, 2007, February 6, 2007 and February 20, 2007;

•	our current report on Form 8-K/A, filed with the SEC on February 26, 2007;

•	our registration statement on Form 8-A filed with the SEC on June 27, 1994;

•	our registration statement on Form 8-A/A, filed with the SEC on October 30, 2003;

•	our registration statement on Form 8-A, filed with the SEC on October 30, 2003; and

•	all subsequent documents filed by us after the date of this prospectus and prior to the termination of this offering under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, other than any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, or as otherwise permitted by the SEC’s rules and regulations.

Any statement contained in a document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus and registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus and registration statement. While any securities described herein remain outstanding, we will make available at no cost, upon written or oral request, to any beneficial owner and any prospective purchaser of securities described herein, any of the documents incorporated by reference in this prospectus and registration statement by writing to us at the following address or telephoning us at (561) 893-0101.

Director of Corporate Relations
The GEO Group, Inc.
One Park Place, Suite 700
621 Northwest 53rd Street
Boca Raton, Florida 33487-8242

In addition, we make available free of charge, through the Investor Relations page on our website at http://www.thegeogroupinc.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Other than the information expressly incorporated by reference into this prospectus, information on, or accessible through, our website is not a part of this prospectus, any prospectus supplement or the registration statement of which this prospectus is a part.

Exhibits to an incorporated document will not be provided unless the exhibit is specifically incorporated by reference into this prospectus.

OUR COMPANY

We are a leading provider of government-outsourced services specializing in the management of correctional, detention and mental health and residential treatment facilities in the United States, Australia, South Africa, the United Kingdom and Canada. We operate a broad range of correctional and detention facilities including maximum, medium and minimum security prisons, immigration detention centers and minimum security detention centers. Our correctional and detention management services involve the provision of security, administrative, rehabilitation, education, health and food services, primarily at adult male correctional and detention facilities. Our mental health and residential treatment services, which are operated through our wholly-owned subsidiary, GEO Care, Inc., involve the delivery of quality care, innovative programming and active patient treatment, primarily at privatized state mental health facilities. We also develop new facilities based on contract awards, using our project development expertise and experience to design, construct and finance what we believe are state-of-the-art facilities that maximize security and efficiency.

Our business was founded in 1984 as a division of The Wackenhut Corporation, or TWC, a multinational provider of global security services. We were incorporated in 1988 as a wholly-owned subsidiary of TWC. In July 1994, we became a publicly-traded company. In 2002, TWC was acquired by Group 4 Falck A/S, which became our new parent company. In July 2003, we purchased all of our common stock owned by Group 4 Falck A/S and became an independent company. In November 2003, we changed our corporate name to “The GEO Group, Inc.” We currently trade on the New York Stock Exchange under the ticker symbol “GEO.”

We are incorporated in Florida. Our principal executive offices are located at 621 NW 53rd Street, Suite 700, Boca Raton, Florida 33487. Our telephone number is (561) 893-0101. Our website is www.thegeogroupinc.com. Information on, or accessible through, our website is not a part of this prospectus.

THE SECURITIES WE MAY OFFER

We may from time to time offer shares of our common stock and preferred stock, various series of debt securities, warrants to purchase any of such securities and/or depositary shares, at an indeterminate aggregate offering price and amount, under this prospectus. The price and amount of such securities to be offered will be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exchange or sinking fund terms, if any;

•	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important federal income tax considerations.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may sell the securities directly to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Common Stock

We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require shareholder approval. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Under our articles of incorporation, our board of directors has the authority, without further action by the shareholders, to designate up to 15,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences and sinking fund terms, any or all of which may be greater than the rights of the common stock. As of the date of this prospectus, there are no shares of preferred stock outstanding.

We will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplements related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The debt securities will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities. The specific terms applicable to any debt securities issued pursuant to this prospectus and any applicable prospectus supplements will be set forth in indentures and described in the prospectus supplements related to the debt securities being offered. These terms and conditions may differ materially from those described in this prospectus. As a result, we urge you to read the form of indenture, as well as the complete indentures and prospectus supplements that contain the terms of the series of debt securities being offered. The indentures and forms of debt securities related to the debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Warrants

We may issue warrants for the purchase of common stock, preferred stock or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities.

The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. The prospectus supplements relating to any warrants being offered pursuant to this prospectus and any applicable prospectus supplements will contain the specific terms of the warrants, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of warrant agreements and warrant certificates containing the terms of the warrants being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Depositary Shares

We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock and, in that event, we will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement, of a share of the applicable series of preferred stock.

Any depositary shares that we sell under this prospectus will be evidenced by depositary receipts issued under a deposit agreement between us and a depositary with whom we deposit the shares of the applicable series of preferred stock that underlie the depositary shares that are sold. The specific terms of any depositary shares issued pursuant to this prospectus and any applicable prospectus supplement will be set forth in the prospectus supplement relating to the warrants being offered. We urge you, however, to read the prospectus supplements related to any depositary shares being sold, as well as the complete deposit agreement and depositary receipt. A form of deposit agreement containing the terms of any depositary shares that we sell under this prospectus will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the periods indicated below is as follows:

	Fiscal year ended,
	December 29,	December 28,	January 2,	January 1,	December 31,
	2002	2003	2005	2006	2006

Ratio of earnings to fixed charges	2.19x	3.36x	1.76x	0.82x	1.98x

The ratio of earnings to fixed charges was calculated by dividing income before income taxes and equity in earnings of affiliates plus fixed charges by fixed charges. Fixed charges consist of interest expense (including the interest element of rental expense) and amortization of deferred financing fees.

For the periods indicated above, we had no outstanding shares of preferred stock with required dividend payments. Therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are identical to the ratios presented in the table above.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes. General corporate purposes may include any of the following:

•	repaying debt;

•	funding capital expenditures;

•	paying for possible acquisitions or the expansion of our businesses;

•	investing in or lending money to subsidiaries of GEO; or

•	providing working capital.

When a particular series of securities is offered, the prospectus supplement relating thereto will set forth our intended use for the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

From time to time, we engage in preliminary discussions and negotiations with various businesses in order to explore the possibility of an acquisition or investment. However, as of the date of this prospectus, we have not entered into any agreements or arrangements which would make an acquisition or investment probable under Rule 3-05(a) of Regulation S-X.

RISK FACTORS

Please carefully consider the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making investment decisions, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements other than statements of historical facts included in this prospectus, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are “forward-looking” statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may, “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” or “continue” or the negative of such words or variations of such words and similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements and we can give no assurance that such forward-looking statements will prove to be correct. Important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, or “cautionary statements,” include, but are not limited to:

•	our ability to timely build and/or open facilities as planned, profitably manage such facilities and successfully integrate such facilities into our operations without substantial additional costs;

•	the instability of foreign exchange rates, exposing us to currency risks in Australia, the United Kingdom, and South Africa, or other countries in which we may choose to conduct our business;

•	our ability to reactivate the Michigan Correctional Facility;

•	an increase in unreimbursed labor rates;

•	our ability to expand, diversify and grow our correctional and residential treatment services;

•	our ability to win management contracts for which we have submitted proposals and to retain existing management contracts;

•	our ability to raise new project development capital given the often short-term nature of the customers’ commitment to use newly developed facilities;

•	our ability to estimate the government’s level of dependency on privatized correctional services;

•	our ability to grow our mental health and residential treatment services;

•	our ability to accurately project the size and growth of the U.S. and international privatized corrections industry;

•	our ability to develop long-term earnings visibility;

•	our ability to obtain future financing at competitive rates;

•	our exposure to rising general insurance costs;

•	our exposure to claims for which we are uninsured;

•	our exposure to rising employee and inmate medical costs;

•	our ability to maintain occupancy rates at our facilities;

•	our ability to manage costs and expenses relating to ongoing litigation arising from our operations;

•	our ability to accurately estimate on an annual basis, loss reserves related to general liability, workers compensation and automobile liability claims;

•	our ability to identify suitable acquisitions, and to successfully complete and integrate such acquisitions on satisfactory terms;

•	the ability of our government customers to secure budgetary appropriations to fund their payment obligations to us;

•	those factors disclosed or incorporated by reference elsewhere in this prospectus or in any applicable prospectus supplement, including, without limitation, in conjunction with the forward-looking statements included in this prospectus; and

•	other factors contained in our filings with the SEC, including, but not limited to, those detailed in our annual report on Form 10-K, our Form 10-Qs and our Form 8-Ks filed with the SEC.

We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements included in this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is summarized from our articles of incorporation, as amended, which have been publicly filed with the SEC. See “Where You Can Find More Information.”

Our authorized capital stock consists of:

•	45,000,000 shares of common stock, par value $0.01 per share; and

•	15,000,000 shares of preferred stock, par value $0.01 per share, of which 100,000 shares are designated as Series A Junior Participating Preferred Stock.

The only equity securities currently outstanding are shares of common stock. As of March 9, 2007, we had 19,753,084 shares of common stock issued and outstanding.

Common Stock

Each holder of our common stock is entitled to one vote per share on all matters to be voted upon by our shareholders. Upon any liquidation, dissolution or winding up of our business, the holders of our common stock are entitled to share equally in all assets available for distribution after payment of all liabilities, subject to the liquidation preference of shares of preferred stock, if any, then outstanding. Our common stock has no preemptive or conversion rights. All outstanding shares of common stock are fully paid and non-assessable. Our common stock is traded on the on the New York Stock Exchange under the symbol “GEO.”

Preferred Stock

Pursuant to our articles of incorporation, our board of directors may, by resolution and without further action or vote by our shareholders, provide for the issuance of up to 15,000,000 shares of preferred stock from time to time in one or more series having such voting powers, and such designations, preferences, and relative, participating, optional, or other special rights and qualifications, limitations, or restrictions thereof, as the board of directors may determine.

The issuance of preferred stock may have the effect of delaying or preventing a change in our control without further action by our shareholders. The issuance of shares of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock.

Rights Agreement and Series A Junior Participating Preferred Stock

Each share of our common stock carries with it one preferred share purchase right. If the rights become exercisable, each right entitles the registered holder to purchase from us one one-thousandth of a share of Series A Junior Participating Preferred Stock at a fixed price, subject to adjustment. Until a right is exercised, the holder of the right has no right to vote or receive dividends or any other rights as a shareholder as a result of holding the right. The rights trade automatically with shares of our common stock, and may only be exercised in connection with certain attempts to take over our company. The rights are designed to protect the interests of our company and our shareholders against coercive takeover tactics and encourage potential acquirors to negotiate with our board of directors before attempting a takeover. The description and terms of the rights are set forth in a rights agreement, dated as of October 9, 2003, as the same may be amended from time to time, between us and EquiServe Trust Company, N.A., as rights agent.

Dividends

Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled ratably to receive dividends, if any, declared by our board of directors out of funds legally available for the payment of dividends. We have not paid cash dividends to date and do not expect to pay any cash dividends in the foreseeable future.

Anti-Takeover Protections

Certain Provisions of Florida Law

We are subject to several anti-takeover provisions under Florida law that apply to a public corporation organized under Florida law, unless the corporation has elected to opt out of those provisions in its articles of incorporation or bylaws. We have not elected to opt out of those provisions. Our common stock is subject to the “affiliated transactions” and “control-share acquisitions” provisions of the Florida Business Corporation Act. These provisions require, subject to certain exceptions, that an “affiliated transaction” be approved by the holders of two-thirds of the voting shares other than those beneficially owned by an “interested shareholder” and that voting rights be conferred on “control shares” acquired in specified control share acquisitions only to the extent conferred by resolution approved by the shareholders, excluding holders of shares defined as “interested shares.” Subject to several exceptions, these provisions have the effect of deterring certain transactions between us and our shareholders and certain acquisitions of specified percentages of our common stock, that in each case have not been approved by disinterested shareholders.

Preferred Stock

Our board of directors is authorized, without further shareholder action, to divide any or all shares of the authorized preferred stock into series and fix and determine the designations, preferences and relative rights and qualifications, limitations or restrictions thereon of any series so established, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. The issuance of preferred stock with voting rights or conversion rights may adversely affect the voting power of the common stock, including the loss of voting control to others. The issuance of preferred stock may also have the effect of delaying, deferring or preventing a change in our control without shareholder approval.

Rights Agreement

The rights issued under the rights agreement described above have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire control of our company without conditioning the offer on the redemption of the rights. The rights should not interfere with any merger or other business combination approved by our board of directors prior to the time that the rights may not be redeemed. The rights are designed to provide additional protection against abusive takeover tactics such as offers for all shares at less than full value or at an inappropriate time (in terms of maximizing long-term shareholder value), partial tender offers and selective open-market purchases. The rights are intended to assure that our board of directors has the ability to protect shareholders and GEO if efforts are made to gain control of GEO in a manner that is not in the best interests of GEO and its shareholders. The rights may, but are not intended to, deter takeover proposals that may be in the interests of our shareholders.

Transfer Agent

The transfer agent and registrar for our common stock is Mellon Investor Services.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more transactions:

•	to purchasers directly;

•	to underwriters for public offering and sale by them;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing methods of sale.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Direct Sales

We may sell the securities directly to institutional investors or others. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder.

To Underwriters

The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent.

Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless otherwise provided in a prospectus supplement, the obligations of any underwriters to purchase securities or any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased.

Through Agents and Dealers

We will name any agent involved in a sale of securities, as well as any commissions payable by us to such agent, in a prospectus supplement. Unless we indicate differently in the prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

If we utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Delayed Delivery Contracts

If we so specify in the applicable prospectus supplement, we will authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase securities pursuant to contracts providing for payment and delivery on future dates. Such contracts will be subject to only those conditions set forth in the applicable prospectus supplement.

The underwriters, dealers and agents will not be responsible for the validity or performance of the contracts. We will set forth in the prospectus supplement relating to the contracts the price to be paid for the securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.

General Information

Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

Unless we indicate differently in a prospectus supplement, we will not list the securities on any securities exchange, other than shares of our common stock. The securities, except for our common stock, will be a new issue of securities with no established trading market. Any underwriters that purchase securities for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any securities offered pursuant to this prospectus or any related prospectus supplement.

LEGAL MATTERS

Akerman Senterfitt, Miami, Florida, will pass on our behalf upon certain legal matters relating to the issuance and sale of the securities.

EXPERTS

The consolidated financial statements of The GEO Group, Inc. appearing in our Annual Report on Form 10-K for the year ended December 31, 2006, including the schedule appearing therein, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2006 included in our Annual Report on Form 10-K, have been audited by Grant Thornton LLP, an independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of The GEO Group, Inc. as of January 1, 2006 and for each of the two years ended January 1, 2006 appearing in The GEO Group, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2006, including the schedule for the two years in the period ended January 1, 2006 appearing therein, have been audited by Ernst & Young LLP, independent registered certified public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of CentraCore Properties Trust, Inc. at December 31, 2005 and 2004, and for each of the three years in the period ended December 31, 2005, included in the Form 8-K/A of The GEO Group, Inc., filed with the Securities and Exchange Commission on February 26, 2007, have been audited by Ernst & Young LLP, independent registered certified public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, all of which will be paid by the registrant, in connection with the offering of the securities being registered. All amounts are estimated, except the SEC registration fee.

Legal fees	$50,000
Accounting fees	$20,000
Printing expenses	$10,000
Miscellaneous	$5,000

Total	$85,000

All of the above except the Securities and Exchange Commission registration fee are estimated.

Item 15.  Indemnification of Directors and Officers.

Florida Business Corporation Act.  Section 607.0850(1) of the Florida Business Corporation Act, referred to as the FBCA, provides that a Florida corporation, such as GEO, shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 607.0850(2) of the FBCA provides that a Florida corporation shall have the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 607.850 of the FBCA further provides that: (i) to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided pursuant to Section 607.0850 is not exclusive; and (iii) the corporation shall have the power to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 607.0850.

Notwithstanding the foregoing, Section 607.0850(7) of the FBCA provides that indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director, officer employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions regarding unlawful distributions are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Section 607.0831 of the FBCA provides that a director of a Florida corporation is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless: (i) the director breached or failed to perform his or her duties as a director; and (ii) the director’s breach of, or failure to perform, those duties constitutes: (A) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (B) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (C) a circumstance under which the liability provisions regarding unlawful distributions are applicable; (D) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (E) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

Bylaws.  GEO’s bylaws provide that GEO shall indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact he is or was a director, officer, employee, or agent, or is or was serving at the request of GEO as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding (except in such cases involving gross negligence or willful misconduct), in the performance of their duties to the full extent permitted by applicable law. Such indemnification may, in the discretion of GEO’s board of directors, include advances of his expenses in advance of final disposition subject to the provisions of applicable law. GEO’s bylaws further provide that such right of indemnification shall not be exclusive of any right to which any director, officer, employee, agent or controlling shareholder of GEO may be entitled as a matter of law.

Item 16.  Exhibits.

See the exhibit index attached to this registration statement and incorporated herein by reference.

Item 17.  Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustees to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b) (2) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 13th day of March, 2007.

THE GEO GROUP, INC.

By: /s/ John G. O’Rourke John G. O’Rourke Senior Vice President — Finance and Chief Financial Officer

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below herby constitutes and appoints John G. O’Rourke, Senior Vice President - Finance and Chief Financial Officer, and John J. Bulfin, Senior Vice President and General Counsel, and each of them individually, as his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement (and any and all amendments thereof) related to this registration statement and filed pursuant to Rule 462(b) promulgated by the Securities and Exchange Commission, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	Chairman of the Board and Chief Executive Officer (principal executive officer)	March 13, 2007

/s/ John G. O’Rourke John G. O’Rourke	Senior Vice President — Finance and Chief Financial Officer (principal financial officer)	March 13, 2007

/s/ Brian R. Evans Brian R. Evans	Vice President — Accounting and Chief Accounting Officer (principal accounting officer)	March 13, 2007

/s/ Wayne H. Calabrese Wayne H. Calabrese	Vice Chairman of the Board, President and Chief Operating Officer	March 13, 2007

/s/ Norman A. Carlson Norman A. Carlson	Director	March 13, 2007

/s/ Anne N. Foreman Anne N. Foreman	Director	March 13, 2007

/s/ Richard H. Glanton Richard H. Glanton	Director	March 13, 2007

/s/ John M. Palms John M. Palms	Director	March 13, 2007

/s/ John M. Perzel John M. Perzel	Director	March 13, 2007

EXHIBIT INDEX

Exhibit
Number		Description

1.1	—	Underwriting Agreement.(1)

4.1	—	Form of Indenture(1)

5.1	—	Opinion of Akerman Senterfitt.*

12.1	—	Statement of Computation of Ratio of Earnings to Fixed Charges. *

23.1	—	Consent of Grant Thornton LLP, independent registered public accounting firm*
23.2	—	Consent of Ernst & Young LLP, independent certified public accountants.*

23.3	—	Consent of Ernst & Young LLP, independent certified public accountants*

23.4	—	Consent of Akerman Senterfitt (included in Exhibit 5.1).*

24.1	—	Power of Attorney. Reference is made to the signature page.

25.1	—	Statement of Eligibility of Trustee.(1)

*	Filed herewith.

(1)	To be filed by amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.